PRESS RELEASE
FOR IMMEDIATE RELEASE

Green Bancorp, Inc. Reports Second Quarter 2018 Financial Results
2018 Second Quarter Significant Items (GAAP)

•	Second quarter 2018 net income totaled $16.4 million, an increase of 27.3% from the second quarter 2017

•	Diluted earnings per common share were $0.44 for the second quarter 2018

•	Annualized return on average assets was 1.54% during the second quarter 2018

•	Second quarter 2018 efficiency ratio was 50.05%

•	Second quarter 2018 net interest margin expanded 7 bps to 3.94% from 3.87% during first quarter 2018

•	Nonperforming assets to total assets declined 64 bps to 1.36% at June 30, 2018

•	Total loans increased $83.3 million during second quarter 2018, an annualized rate of 10.6%; annualized loan production increased 69.2% from the second quarter of 2017 to $1.5 billion.
2018 Second Quarter Significant Items (Non-GAAP)

•	Second quarter 2018 net operating earnings totaled $16.6 million, or $0.44 per diluted share

•	Annualized return on average tangible common equity totaled 17.65% during the second quarter 2018

•	Second quarter 2018 operating efficiency ratio was 49.45%, representing the 5th consecutive quarter below 50.0%

•	Pre-tax, pre-provision operating return on average assets (annualized) was 2.15% for the second quarter 2018, representing the 5th consecutive quarter over 2.00%
Houston, TX – July 24, 2018 – Green Bancorp, Inc. (NASDAQ: GNBC), the bank holding company (“Green Bancorp” or the “Company”) that operates Green Bank, N.A. (“Green Bank”), today announced results for its second quarter and six months ended June 30, 2018.  The Company reported net income for the quarter of $16.4 million, or $0.44 per diluted common share.
Manny Mehos, Chairman and Chief Executive Officer of Green Bancorp, said, “We are excited to announce our merger with Veritex, which would create a high-performing company located in the strongest markets in Texas. I believe this merger positions our combined bank to become the premier Texas franchise and that Green Bancorp shareholders will benefit from the long-term value creation that this platform is uniquely positioned to generate. In fact, we expect meaningful earnings accretion and strong returns as we realize the benefits of the combination. As I have said in recent years, the best way to create value for shareholders is through a merger and our combination with Veritex is the right transaction to maximize value for all stakeholders.”
Geoff Greenwade, President of Green Bancorp and Chief Executive Officer of Green Bank, commented, “I am pleased with our results this quarter as we improved the asset quality of the Bank, delivered strong loan growth, and experienced solid margin expansion despite increasing competition. Of note, nonperforming assets decreased to 1.36% of period end total assets in the second quarter as compared with 2.00% in the first quarter. The decrease was broad based as we experienced reductions in all categories of nonperforming loans. Total loans grew 10.6% annualized from the first quarter as we continue to benefit from the robust economic growth in our primary markets of Houston, Dallas-Fort Worth, and Austin as well as a return to growth of our Commercial Real Estate portfolio which we believe is sustainable. Lastly, our net interest margin increased 7 basis points to 3.94% as compared to the first quarter.”

Results of Operations - Quarter Ended June 30, 2018 compared with Quarter Ended March 31, 2018

Net income for the quarter ended June 30, 2018 was $16.4 million, an increase of $7.1 million, or 75.4%, compared with $9.4 million for the quarter ended March 31, 2018. Net income per diluted common share was $0.44 for the quarter ended June 30, 2018, compared with $0.25 for the quarter ended March 31, 2018. The increase in net income for the quarter ended June 30, 2018 is primarily due to the decrease in provision for loan losses compared to the prior quarter. During the quarter ended June 30, 2018, provision for loan losses decreased $7.8 million.  Provision for income taxes increased during the current quarter due to higher income before income taxes compared to the prior quarter. Returns on average assets and average common equity, each on an annualized basis, for the three months ended June 30, 2018 were 1.54% and 13.96%, respectively. Green Bancorp’s efficiency ratio, which represents noninterest expense divided by the sum of net interest income and noninterest income, was 50.05% for the three months ended June 30, 2018.

Net interest income before provision for loan losses for the quarter ended June 30, 2018 increased $1.5 million, or 4.0%, to $39.8 million, compared with $38.2 million for the quarter ended March 31, 2018.  The increase in net interest income was comprised of a $3.1 million, or 6.5%, increase in interest income, offset by a $1.5 million, or 17.3%, increase in interest expense. Net interest margin for the quarter ended June 30, 2018 was 3.94%, compared with 3.87% for the quarter ended March 31, 2018.

Noninterest income for the quarter ended June 30, 2018 was $5.5 million, an increase of $327 thousand, or 6.3%, from $5.2 million for the quarter ended March 31, 2018.  The increase was primarily due to increases of $183 thousand in customer service fees, $171 thousand in gain on sale of guaranteed portion of loans, $163 thousand in loan fees and $66 thousand in gain on sale of available-for-sale securities, offset by a $426 thousand decrease in derivative income.

Noninterest expense for the quarter ended June 30, 2018 was $22.6 million, an increase of $592 thousand, or 2.7%, from $22.1 million for the quarter ended March 31, 2018.  The increase was primarily due to a $420 thousand increase in loan related expenses and a $186 thousand increase in occupancy expenses, in addition to smaller change in other noninterest expense categories.

Total loans, which includes loans held for investment and loans held for sale, at June 30, 2018 were $3.2 billion, an increase of $83.3 million, or 2.6%, when compared with March 31, 2018.  The increase was primarily due to increases of $58.2 million in mortgage warehouse loans, $31.7 million in commercial and industrial loans and $23.2 million in commercial real estate loans, offset by reductions of $18.2 million in construction and land loans, $7.3 million in residential mortgage and $2.6 million in consumer and other loans.  At June 30, 2018, energy loans totaled $40.1 million, or 1.2%, of total loans. SBA loans comprise the balance of loans held for sale at June 30, 2018.

Deposits at June 30, 2018 were $3.4 billion, a decrease of $27.7 million, or 0.8%, compared with March 31, 2018.  The net decrease is comprised of decreases of a $56.7 million or, 4.2%, in interest-bearing transaction and savings deposits and $24.5 million, or 2.9%, in noninterest-bearing deposits, offset by an increase of $53.6 million, or 4.2% in time deposits.  Noninterest-bearing deposits totaled 24.1% of total deposits at June 30, 2018. Average deposits increased $46.3 million, or 1.4%, for the quarter ended June 30, 2018, compared with the prior quarter.

Asset Quality - Quarter Ended June 30, 2018 compared with Quarter Ended March 31, 2018

Nonperforming assets totaled $59.6 million, or 1.36% of period end total assets, at June 30, 2018, a decrease of $25.1 million, compared with $84.7 million, or 2.00% of period end total assets, at March 31, 2018.  The decrease was due to reductions in all categories of nonperforming loans. Accruing loans classified as troubled debt restructures and included in the nonperforming asset totals were $3.1 million at June 30, 2018, compared with $13.6 million at March 31, 2018.  Real estate acquired through foreclosure totaled $802 thousand at June 30, 2018.

The allowance for loan losses was 1.09% of total loans held for investment at June 30, 2018, compared with 1.22% of total loans held for investment at March 31, 2018.  At June 30, 2018, the Company’s allowance for loan losses to total loans held for investment, excluding acquired loans that are accounted for under ASC 310-20 and ASC 310-30 and their related allowance, was 1.19%.  Further, the allowance for loan losses plus acquired loan net discount to total loans held for investment adjusted for acquired loan net discount was 1.14% as of June 30, 2018.

The Company recorded a provision for loan losses of $1.9 million for the quarter ended June 30, 2018, down from the $9.7 million provision for loan losses recorded for the quarter ended March 31, 2018.  The second quarter of 2018 provision was primarily due to the addition of general reserves due primarily to loan growth and $956 thousand related to energy loans in comparison to the prior quarter's provision that included specific reserves, with $3.8 million related to energy loans and $5.9 million to a syndicated healthcare credit.
Net charge-offs were $5.0 million, or 0.16% of average loans, for the quarter ended June 30, 2018, compared with net charge-offs of $2.7 million, or 0.08% of average loans, for the quarter ended March 31, 2018. Net charge-offs included partial charge-offs of $3.8 million in energy loans during the quarter ended June 30, 2018, an increase from $2.7 million for the quarter ended March 31, 2018.
Results of Operations – Six Months Ended June 30, 2018 compared with Six Months Ended June 30, 2017

Net income for the six months ended June 30, 2018 was $25.8 million, compared with net income of $20.1 million for the six months ended June 30, 2017. Net income per diluted common share was $0.69 for the six months ended June 30, 2018, compared with net income per diluted common share of $0.54 for the six months ended June 30, 2017.  The Company recorded a provision for loan losses of $11.6 million, which included $4.7 million in reserves on the energy portfolio and $5.9 million to a syndicated healthcare credit.  The provision for loan losses was $7.7 million for the same period in 2017, which included $7.5 million related to the energy portfolio.  Net charge-offs were $7.7 million for the six months ended June 30, 2018, which included $6.5 million of energy loans, compared with net charge-offs of $2.0 million for the six months ended June 30, 2017.

Net interest income before provision for loan losses for the six months ended June 30, 2018 was $78.0 million, an increase of $10.1 million, or 14.8%, compared with $67.9 million during the six months ended June 30, 2017. The increase in net interest income was comprised of a $14.9 million, or 18.0%, increase in interest income, offset by a $4.8 million, or 33.2%, increase in interest expense. The increase in interest income was primarily due to a $11.4 million increase in loan income, driven by a $89.1 million, or 2.9%, increase in average balance and a 60 basis point increase in yield, and a $2.8 million increase in securities income due to a $91.1 million, or a 14.6%, increase in average balance and a 51 basis point increase in yield. The increase in interest expense was comprised of increases of $2.1 million in other borrowed funds, due to a $122.9 million increase in average balance, and a 98 basis point increase in rate, $1.4 million in time deposits due to a 26 basis point increase in rate on an average balance that decreased by $39.4 million and $1.3 million in interest-bearing demand and savings deposits, due to a 23 basis point increase in rate on an average balance that decreased by $76.3 million. Net interest margin for the six months ended June 30, 2018 was 3.91%, compared with 3.55% for the six months ended June 30, 2017.

Noninterest income for the six months ended June 30, 2018 was $10.6 million, a decrease of $551 thousand, or 4.9%, compared with $11.2 million for the six months ended June 30, 2017. This decrease was primarily due to a $752 thousand decrease in gain on sale of guaranteed portion of loans, $228 thousand decrease in gain on sale of available for sale securities and $111 thousand decrease in loan fees, offset by a $508 thousand increase in customer service fees.

Noninterest expense for the six months ended June 30, 2018 was $44.7 million, an increase of $4.2 million, or 10.5%, compared with $40.5 million for the six months ended June 30, 2017.  The increase was primarily due to $2.2 million increase in salaries and employee benefits and $1.6 million increase in the reserve for unfunded commitments.

Total loans, which includes loans held for investment and loans held for sale, at June 30, 2018 were $3.2 billion, an increase of $85.7 million, or 2.7%, compared with $3.1 billion at June 30, 2017. The increase was primarily due to increases of $139.6 million in commercial and industrial loans, $30.5 million in mortgage warehouse loans and $28.8 million in owner occupied commercial loans, offset by loan reductions of $71.5 million in construction and land loans, $17.2 million in commercial real estate loans, $6.9 million in consumer and other and $4.6 million in residential mortgage loans.

Deposits at June 30, 2018 were $3.4 billion, an increase of $65.6 million, or 2.0%, compared with June 30, 2017.  Noninterest-bearing demand deposits increased $141.1 million, or 20.6%, and interest-bearing transactions accounts increased $27.5 million, or 13.3%, during the six months ended June 30, 2018, which more than offset decreases of $70.6 million in money market and savings deposits and $32.4 million in time deposits. Average deposits increased $15.6 million, or 0.5%, to $3.4 billion for the six months ended June 30, 2018, compared with the same period of 2017. Average noninterest-bearing deposits for the six months ended June 30, 2018 were $799.7 million, an increase of $131.3 million, or 19.6%, compared with the same period in 2017.
Dividend Information
On July 23, 2018, Green Bancorp’s Board of Directors declared a regular quarterly cash dividend of $0.10 per share on its outstanding shares of common stock, payable on August 23, 2018 to shareholders of record as of August 9, 2018.
Non-GAAP Financial Measures

Green Bancorp’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance.  Specifically, Green Bancorp reviews tangible book value per common share, the tangible common equity to tangible assets ratio, the return on average tangible common equity ratio, allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans, allowance for loan losses plus acquired loans net discount to total loans held for investment adjusted for acquired loan net discount, operating earnings, pre-tax, pre-provision operating earnings, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio.  Green Bancorp has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Conference Call

Green Bancorp and Veritex will hold a joint conference call to discuss the transaction on Tuesday, July 24, 2018 at 8:30 a.m. Central Time. This call will be held in lieu of our quarterly earnings call scheduled for July 26, 2018. Participants may pre-register for the call by visiting https://edge.media-server.com/m6/p/4biserkz and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at 1-877-703-9880.

The call and corresponding presentation slides will be webcast live on the home page of Veritex’s website, www.veritexbank.com, and Green’s website, investors.greenbank.com. An audio replay will be available one hour after the conclusion of the call at 1-855-859-2056, Conference #4594759. This replay, as well as the webcast, will be available until July 31, 2018.

To learn more about Green Bancorp, please visit the Company's website at www.greenbank.com.  Green Bancorp uses its website as a channel of distribution for material Company information.  Financial and other material information regarding Green Bancorp is routinely posted on the Company's website and is readily accessible.

About Green Bancorp, Inc.

Headquartered in Houston, Texas, Green Bancorp is a bank holding company that operates Green Bank in the Houston and Dallas metropolitan areas and Austin, Louisville and Honey Grove.  Commercial-focused, Green Bank is a nationally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States.

Forward Looking Statement

The information presented herein and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Green Bancorp’s expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Statements about the expected timing, completion and effects of the proposed transactions and all other statements in this release other than historical facts constitute forward-looking statements.

In addition to factors previously disclosed in Green Bancorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors among others, could cause actual results to differ materially from forward-looking statements: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Media & Investor Relations Contacts:

Geoff Greenwade	Terry Earley
President	Chief Financial Officer
713-275-8203	713-316-3672
ggreenwade@greenbank.com	tearley@greenbank.com

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017

	(Dollars in thousands)
Period End Balance Sheet Data:
Cash and cash equivalents	$231,251	$142,144	$140,681	$179,463	$134,995
Securities	699,863	729,146	718,814	707,989	718,750
Other investments	42,962	38,157	27,283	22,443	26,002

Loans held for sale	4,992	7,461	7,156	17,673	18,030
Loans held for investment	3,222,108	3,136,336	3,190,485	3,071,761	3,123,355
Total Loans	3,227,100	3,143,797	3,197,641	3,089,434	3,141,385
Allowance for loan losses	(35,086)	(38,233)	(31,220)	(33,480)	(31,991)
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles, net	7,881	8,187	8,503	8,835	9,215
Real estate acquired through foreclosure	802	802	802	802	921
Premises and equipment, net	29,178	23,694	24,002	29,733	30,108
Bank owned life insurance	56,066	55,682	55,302	35,053	34,827
Other assets	46,369	36,580	34,817	35,362	36,194
Total assets	$4,391,677	$4,225,247	$4,261,916	$4,160,925	$4,185,697

Noninterest-bearing deposits	$824,753	$849,297	$803,210	$684,329	$683,656
Interest-bearing transaction and savings deposits	1,281,255	1,337,973	1,331,601	1,383,514	1,324,307
Certificates and other time deposits	1,320,042	1,266,457	1,262,332	1,340,410	1,352,459
Total deposits	3,426,050	3,453,727	3,397,143	3,408,253	3,360,422
Securities sold under agreements to repurchase	4,141	4,948	5,173	5,867	5,221
Other borrowed funds	412,000	230,000	325,000	215,000	305,000
Subordinated debentures and subordinated notes	48,019	47,878	47,737	47,596	47,454
Other liabilities	21,974	19,816	23,068	21,898	15,859
Total liabilities	3,912,184	3,756,369	3,798,121	3,698,614	3,733,956
Shareholders' equity	479,493	468,878	463,795	462,311	451,741
Total liabilities and equity	$4,391,677	$4,225,247	$4,261,916	$4,160,925	$4,185,697

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

	(Dollars in thousands)
Income Statement Data:
Interest income:
Loans, including fees	$44,479	$41,799	$39,870	$39,549	$38,476	$86,278	$74,847
Securities	4,734	4,558	4,446	4,337	3,928	9,292	6,511
Other investments	341	300	241	221	197	641	385
Deposits in financial institutions and fed funds sold	659	493	671	432	331	1,152	740
Total interest income	50,213	47,150	45,228	44,539	42,932	97,363	82,483
Interest expense:
Transaction and savings deposits	3,023	2,464	2,588	2,502	2,230	5,487	4,208
Certificates and other time deposits	4,712	4,071	4,017	4,042	3,786	8,783	7,393
Subordinated debentures and subordinated notes	1,109	1,079	1,065	1,059	1,051	2,188	2,092
Other borrowed funds	1,608	1,294	738	657	560	2,902	842
Total interest expense	10,452	8,908	8,408	8,260	7,627	19,360	14,535
Net interest income	39,761	38,242	36,820	36,279	35,305	78,003	67,948
Provision for loan losses	1,897	9,663	4,405	2,300	1,510	11,560	7,655
Net interest income after provision for loan losses	37,864	28,579	32,415	33,979	33,795	66,443	60,293
Noninterest income:
Customer service fees	2,578	2,395	2,273	2,365	2,199	4,973	4,465
Loan fees	996	833	704	871	1,106	1,829	1,940
Gain (loss) on sale of available-for-sale securities, net	66	—	—	(332)	294	66	294
(Loss) gain on held for sale loans, net	—	—	(1,098)	(1,294)	222	—	84
Gain on sale of guaranteed portion of loans, net	1,112	941	1,648	1,302	878	2,053	2,805
Other	733	989	401	478	1,000	1,722	1,606
Total noninterest income	5,485	5,158	3,928	3,390	5,699	10,643	11,194
Noninterest expense:
Salaries and employee benefits	13,640	13,601	14,996	12,487	12,653	27,241	25,059
Occupancy	2,263	2,077	2,069	2,080	2,048	4,340	4,045
Professional and regulatory fees	2,172	2,261	2,241	2,331	1,899	4,433	4,296
Data processing	1,029	972	981	924	995	2,001	1,903
Software license and maintenance	703	716	636	464	438	1,419	927
Marketing	257	176	259	154	163	433	362
Loan related	467	47	632	271	301	514	901
Real estate acquired by foreclosure, net	4	12	30	159	223	16	515
Other	2,110	2,191	1,738	1,197	891	4,301	2,442
Total noninterest expense	22,645	22,053	23,582	20,067	19,611	44,698	40,450
Income before income taxes	20,704	11,684	12,761	17,302	19,883	32,388	31,037
Provision for income taxes	4,283	2,322	10,142	5,895	6,985	6,605	10,927
Net income	$16,421	$9,362	$2,619	$11,407	$12,898	$25,783	$20,110

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

	(Dollars in thousands)
Per Share Data (Common Stock):
Basic earnings per common share	$0.44	$0.25	$0.07	$0.31	$0.35	$0.69	$0.54
Diluted earnings per share	0.44	0.25	0.07	0.31	0.35	0.69	0.54
Book value per common share	12.86	12.62	12.50	12.46	12.20	12.86	12.20
Tangible book value per common share (1)	10.36	10.10	9.97	9.93	9.65	10.36	9.65

Common Stock Data:
Shares outstanding at period end	37,289	37,163	37,103	37,096	37,035	37,289	37,035
Weighted average basic shares outstanding for the period	37,274	37,341	37,103	37,056	37,023	37,219	37,007
Weighted average diluted shares outstanding for the period	37,646	37,586	37,393	37,332	37,264	37,613	37,234

Selected Performance Metrics:
Return on average assets(2)	1.54%	0.90%	0.25%	1.10%	1.26%	1.23%	1.00%
Pre-tax, pre-provision operating return on average assets(1)(2)	2.15	2.10	2.01	2.04	2.04	2.12	1.90
Return on average equity(2)	13.96	8.15	2.23	9.90	11.62	11.09	9.21
Return on average tangible common equity(1)(2)	17.65	10.47	3.02	12.74	15.04	14.11	12.02
Efficiency ratio	50.05	50.81	57.87	50.59	47.83	50.42	51.11
Loans to deposits ratio	94.05	90.81	93.92	90.13	92.95	94.05	92.95
Net interest margin	3.94	3.87	3.64	3.65	3.63	3.91	3.55
Noninterest expense to average assets(2)	2.13	2.13	2.23	1.93	1.92	2.13	2.01

Selected Performance Metrics - Operating:(1)
Diluted operating earnings per share	$0.44	$0.26	$0.14	$0.33	$0.34	$0.70	$0.53
Operating return on average assets (2)	1.56%	0.93%	0.50%	1.20%	1.23%	1.25%	0.99%
Operating return on average tangible common equity(2)	17.88	10.81	5.90	13.89	14.66	14.39	11.88
Operating efficiency ratio	49.45	49.90	47.69	46.49	49.09	49.67	51.59

(1)	Refer to “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(2)	Annualized ratio.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

	(Dollars in thousands)
Green Bancorp Capital Ratios:
Average shareholders’ equity to average total assets	11.1%	11.1%	11.1%	11.1%	10.9%	11.1%	10.9%
Tier 1 capital to average assets (leverage)	10.0	9.8	9.5	9.5	9.3	10.0	9.3
Common equity tier 1 capital	10.9	10.9	10.5	10.6	10.1	10.9	10.1
Tier 1 capital to risk-weighted assets	11.3	11.2	10.9	11.0	10.5	11.3	10.5
Total capital to risk-weighted assets	13.2	13.3	12.7	12.9	12.4	13.2	12.4
Tangible common equity to tangible assets(1)	9.0	9.1	8.9	9.1	8.7	9.0	8.7

Green Bank Capital Ratios:
Tier 1 capital to average assets (leverage)	10.6%	10.4%	10.1%	10.1%	9.6%	10.6%	9.6%
Common equity tier 1 capital	12.0	12.0	11.6	11.8	10.9	12.0	10.9
Tier 1 capital to risk-weighted assets	12.0	12.0	11.6	11.8	10.9	12.0	10.9
Total capital to risk-weighted assets	13.0	13.0	12.4	12.6	11.7	13.0	11.7

(1)	Refer to “Notes to Financial Highlights” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,157,297	$44,479	5.65%	$3,128,803	$41,799	5.42%	$3,072,674	$38,476	5.02%
Securities	713,707	4,734	2.66	719,843	4,558	2.57	678,886	3,928	2.32
Other investments	39,660	341	3.45	32,191	300	3.78	22,932	197	3.45
Interest earning deposits in financial institutions and federal funds sold	138,916	659	1.90	124,487	493	1.61	124,663	331	1.06
Total interest-earning assets	4,049,580	50,213	4.97%	4,005,324	47,150	4.77%	3,899,155	42,932	4.42%
Allowance for loan losses	(36,863)			(32,234)			(32,036)
Noninterest-earning assets	240,640			231,110			229,267
Total assets	$4,253,357			$4,204,200			$4,096,386

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,290,065	$3,023	0.94%	$1,301,898	$2,464	0.77%	$1,361,929	$2,230	0.66%
Certificates and other time deposits	1,293,055	4,712	1.46	1,262,644	4,071	1.31	1,309,477	3,786	1.16
Securities sold under agreements to repurchase	4,941	2	0.16	5,200	2	0.16	4,457	2	0.18
Other borrowed funds	310,022	1,606	2.08	314,833	1,292	1.66	217,896	558	1.03
Subordinated debentures and subordinated notes	47,956	1,109	9.28	47,814	1,079	9.15	47,376	1,051	8.90
Total interest-bearing liabilities	2,946,039	10,452	1.42%	2,932,389	8,908	1.23%	2,941,135	7,627	1.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	813,512			785,784			692,379
Other liabilities	21,848			20,012			17,538
Total liabilities	3,781,399			3,738,185			3,651,052
Shareholders’ equity	471,958			466,015			445,334
Total liabilities and shareholders’ equity	$4,253,357			$4,204,200			$4,096,386

Net interest rate spread			3.55%			3.54%			3.38%
Net interest income and margin(1)		$39,761	3.94%		$38,242	3.87%		$35,305	3.63%

(1)    Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Six Months Ended June 30,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,143,129	$86,278	5.54%	$3,054,013	$74,847	4.94%
Securities	716,757	9,292	2.61	625,676	6,511	2.10
Other investments	35,948	641	3.60	20,930	385	3.71
Interest earning deposits in financial institutions and federal funds sold	131,741	1,152	1.76	155,371	740	0.96
Total interest-earning assets	4,027,575	97,363	4.87%	3,855,990	82,483	4.31%
Allowance for loan losses	(34,561)			(29,865)
Noninterest-earning assets	235,898			230,659
Total assets	$4,228,912			$4,056,784

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,295,948	$5,487	0.85%	$1,372,247	$4,208	0.62%
Certificates and other time deposits	1,277,934	8,783	1.39	1,317,359	7,393	1.13
Securities sold under agreements to repurchase	5,070	4	0.16	3,978	3	0.15
Other borrowed funds	312,414	2,898	1.87	189,494	839	0.89
Subordinated debentures	47,885	2,188	9.21	47,463	2,092	8.89
Total interest-bearing liabilities	2,939,251	19,360	1.33%	2,930,541	14,535	1.00%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	799,725			668,429
Other liabilities	20,935			17,273
Total liabilities	3,759,911			3,616,243
Shareholders’ equity	469,001			440,541
Total liabilities and shareholders’ equity	$4,228,912			$4,056,784

Net interest rate spread			3.54%			3.31%
Net interest income and margin(1)		$78,003	3.91%		$67,948	3.55%

(1)    Net interest margin is equal to net interest income divided by interest-earning assets.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Average yield on interest-earning assets:
Loans, including fees	5.65%	5.42%	5.13%	5.11%	5.02%
Securities	2.66	2.57	2.47	2.42	2.32
Other investments	3.45	3.78	4.09	3.37	3.45
Interest-earning deposits in financial institutions and federal funds sold	1.90	1.61	1.35	1.27	1.06
Total interest-earning assets	4.97%	4.77%	4.47%	4.48%	4.42%

Average rate on interest-bearing liabilities:
Interest-bearing transaction and savings	0.94%	0.77%	0.74%	0.74%	0.66%
Certificates and other time deposits	1.46	1.31	1.24	1.19	1.16
Other borrowed funds	2.05	1.64	1.20	1.11	1.01
Subordinated debentures	9.28	9.15	8.86	8.84	8.90
Total interest-bearing liabilities	1.42%	1.23%	1.12%	1.10%	1.04%

Net interest rate spread	3.55%	3.54%	3.35%	3.38%	3.38%
Net interest margin(1)	3.94%	3.87%	3.64%	3.65%	3.63%

(1)     Net interest margin is equal to net interest income divided by interest-earning assets.
Supplemental Yield Trend

	For the Quarter Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Average yield on loans, excluding fees and discounts(2)	5.12%	4.94%	4.74%	4.69%	4.59%
Average cost of interest-bearing deposits	1.20	1.03	0.98	0.96	0.90
Average cost of total deposits, including noninterest-bearing	0.91	0.79	0.77	0.77	0.72

(2)    Average yield on loans, excluding fees and discounts, is equal to loan interest income divided by average loan principal.

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

Portfolio Composition

	Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Sep 30, 2017		Jun 30, 2017

	(Dollars in thousands)
Period End Balances
Loans held for investment:
Commercial & industrial	$1,070,420	33.2%	$1,038,715	33.1%	$1,066,266	33.4%	$926,382	30.2%	$930,793	29.8%
Mortgage warehouse	244,041	7.6	185,849	5.9	220,230	6.9	222,468	7.2	213,539	6.8
Real Estate:
Owner occupied commercial	436,153	13.5	435,366	13.9	415,230	13.0	408,398	13.3	407,317	13.0
Commercial	1,092,036	33.9	1,068,832	34.2	1,067,779	33.5	1,068,742	34.8	1,109,237	35.5
Construction, land & land development	130,533	4.1	148,732	4.7	164,952	5.2	193,856	6.3	201,992	6.5
Residential mortgage	235,192	7.3	242,529	7.7	238,580	7.5	235,089	7.7	239,834	7.7
Consumer and Other	13,733	0.4	16,313	0.5	17,448	0.5	16,826	0.5	20,643	0.7
Total loans held for investment	$3,222,108	100.0%	$3,136,336	100.0%	$3,190,485	100.0%	$3,071,761	100.0%	$3,123,355	100.0%

Deposits:
Noninterest-bearing	$824,753	24.1%	$849,297	24.6%	$803,210	23.6%	$684,329	20.1%	$683,656	20.3%
Interest-bearing transaction	234,653	6.8	248,680	7.2	200,769	5.9	201,860	5.9	207,106	6.2
Money market	969,606	28.4	1,004,174	29.0	1,041,954	30.7	1,085,433	31.9	1,016,453	30.3
Savings	76,996	2.2	85,119	2.5	88,878	2.6	96,221	2.8	100,748	3.0
Certificates and other time deposits	1,320,042	38.5	1,266,457	36.7	1,262,332	37.2	1,340,410	39.3	1,352,459	40.2
Total deposits	$3,426,050	100.0%	$3,453,727	100.0%	$3,397,143	100.0%	$3,408,253	100.0%	$3,360,422	100.0%

Loan to Deposit Ratio	94.0%		90.8%		93.9%		90.1%		92.9%

Green Bancorp, Inc.
Financial Highlights
(Unaudited)

Asset Quality

	As of and for the Quarter Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans	$52,885	$55,565	$47,892	$43,656	$43,257	$52,885	$43,257
Accruing loans 90 or more days past due	907	5,412	375	4,828	2,651	907	2,651
Restructured loans—nonaccrual	1,944	9,298	9,446	10,555	19,362	1,944	19,362
Restructured loans—accrual	3,055	13,623	13,093	18,251	7,637	3,055	7,637
Total nonperforming loans held for investment	58,791	83,898	70,806	77,290	72,907	58,791	72,907
Nonperforming loans held for sale	—	—	—	14,552	1,700	—	1,700
Real estate acquired through foreclosure	802	802	802	802	921	802	921
Total nonperforming assets	$59,593	$84,700	$71,608	$92,644	$75,528	$59,593	$75,528

Charge-offs:
Commercial and industrial	$(5,300)	$(2,699)	$(6,447)	$(840)	$(466)	$(7,999)	$(1,778)
Owner occupied commercial real estate	—	—	(126)	—	(961)	—	(961)
Construction, land & land development	—	—	—	—	—	—	(95)
Residential mortgage	—	—	(19)	—	—	—	—
Other consumer	(52)	(24)	(112)	(10)	(126)	(76)	(134)
Total charge-offs	(5,352)	(2,723)	(6,704)	(850)	(1,553)	(8,075)	(2,968)

Recoveries:
Commercial and industrial	$4	$8	$6	$12	$73	$12	$658
Owner occupied commercial real estate	—	—	—	—	—	—	4
Commercial real estate	5	2	1	4	3	7	3
Construction, land & land development	—	—	2	1	—	—	74
Residential mortgage	290	15	27	21	16	305	73
Other consumer	9	48	3	1	6	57	128
Total recoveries	308	73	39	39	98	381	940

Net charge-offs	$(5,044)	$(2,650)	$(6,665)	$(811)	$(1,455)	$(7,694)	$(2,028)

Allowance for loan losses at end of period	$35,086	$38,233	$31,220	$33,480	$31,991	$35,086	$31,991

Asset Quality Ratios:
Nonperforming assets to total assets	1.36%	2.00%	1.68%	2.23%	1.80%	1.36%	1.80%
Nonperforming loans to total loans held for investment	1.82	2.68	2.22	2.52	2.33	1.82	2.33
Total classified assets to total regulatory capital	26.04	27.99	28.61	32.21	28.70	26.04	28.70
Allowance for loan losses to total loans held for investment	1.09	1.22	0.98	1.09	1.02	1.09	1.02
Net charge-offs to average loans outstanding	0.16	0.08	0.22	0.03	0.05	0.25	0.07

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

We identify certain financial measures discussed in this release as being “non‑GAAP financial measures.” In accordance with the SEC’s rules, we classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States in our statements of income, balance sheet or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non‑GAAP financial measures or both.

The non‑GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‑GAAP financial measures that we discuss in this release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non‑GAAP financial measures we have discussed in this release when comparing such non‑GAAP financial measures.

Tangible Book Value Per Common Share.  Tangible book value is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by shares of common stock outstanding. For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017

	(Dollars in thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$479,493	$468,878	$463,795	$462,311	$451,741
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	7,881	8,187	8,503	8,835	9,215
Tangible common equity	$386,321	$375,400	$370,001	$368,185	$357,235
Common shares outstanding(1)	37,289	37,163	37,103	37,096	37,035
Book value per common share(1)	$12.86	$12.62	$12.50	$12.46	$12.20
Tangible book value per common share(1)	$10.36	$10.10	$9.97	$9.93	$9.65

(1)    Excludes the dilutive effect of common stock issuable upon exercise of outstanding stock options.  The number of exercisable options outstanding was 626,923 as of Jun 30, 2018; 627,059 as of Mar 31, 2018; 754,110 as of Dec 31, 2017; 467,257 as of Sep 30, 2017; and 465,281 as of Jun 30, 2017.

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Tangible Common Equity to Tangible Assets.  Tangible common equity to tangible assets is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017

	(Dollars in thousands)
Tangible Common Equity
Total shareholders’ equity	$479,493	$468,878	$463,795	$462,311	$451,741
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	7,881	8,187	8,503	8,835	9,215
Tangible common equity	$386,321	$375,400	$370,001	$368,185	$357,235
Tangible Assets
Total assets	$4,391,677	$4,225,247	$4,261,916	$4,160,925	$4,185,697
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	7,881	8,187	8,503	8,835	9,215
Tangible assets	$4,298,505	$4,131,769	$4,168,122	$4,066,799	$4,091,191
Tangible Common Equity to Tangible Assets	8.99%	9.09%	8.88%	9.05%	8.73%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Return on Average Tangible Common Equity.  Return on average tangible common equity is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) average tangible common equity as average shareholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; (b) net income less the effect of intangible assets as net income plus amortization of core deposit intangibles, net of taxes; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of intangible assets.  Goodwill and other intangible assets, including core deposit intangibles, have the effect of increasing total shareholders’ equity, while not increasing our tangible common equity.  This measure is particularly relevant to acquisitive institutions who may have higher balances in goodwill and other intangible assets than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income excluding amortization of core deposit intangibles, net of tax to net income and presents our return on average tangible common equity:

	As of and for the Quarter Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

	(Dollars in thousands)
Net income adjusted for amortization of core deposit intangibles
Net income	$16,421	$9,362	$2,619	$11,407	$12,898	$25,783	$20,110
Adjustments:
Plus: Amortization of core deposit intangibles	306	316	330	380	380	622	760
Less: Tax benefit at the statutory rate	64	66	116	133	133	130	266
Net income (loss) adjusted for amortization of core deposit intangibles	$16,663	$9,612	$2,833	$11,654	$13,145	$26,275	$20,604

Average Tangible Common Equity
Total average shareholders’ equity	$471,958	$466,015	$465,859	$457,303	$445,334	$469,001	$440,541
Adjustments:
Average goodwill	85,291	85,291	85,291	85,291	85,291	85,291	85,291
Average core deposit intangibles	8,029	8,343	8,661	9,065	9,461	8,185	9,652
Average tangible common equity	$378,638	$372,381	$371,907	$362,947	$350,582	$375,525	$345,598
Return on Average Tangible Common Equity (Annualized)	17.65%	10.47%	3.02%	12.74%	15.04%	14.11%	12.02%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Allowance for Loan Losses less Allowance for Loan Losses on Acquired Loans to Total Loans Held for Investment excluding Acquired Loans.  The allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans is a non‑GAAP measure used by management to evaluate the Company’s financial condition.  Due to the application of purchase accounting, we use this non-GAAP ratio that excludes that impact of these items to evaluate our allowance for loan losses to total loans held for investment.  We calculate: (a) total allowance for loan losses less allowance for loan losses on acquired loans as allowance for loan losses less the allowance for loan losses on acquired loans; (b) total loans held for investment excluding acquired loans as total loans held for investment less the carrying value of acquired loans accounted for under ASC topics 310-20 and 310-30; and (c) allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans as the allowance for loan losses less allowance for loan losses on acquired loans (as calculated in clause (a)) divided by total loans held for investment excluding acquired loans (as calculated in clause (b)).  For allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans held for investment.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans.  The acquired loans may have a premium or discount associated with them that includes a potential credit loss component with similar characteristics to the allowance for loan losses.  This measure reports the allowance for loan loss coverage to only those loans not accounted for pursuant to ASC topics 310-20 and 310-30 which may assist the investor in evaluating the allowance coverage of loans excluding acquired loans.

The following table reconciles, as of the dates set forth below, allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans:

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017

	(Dollars in thousands)
Allowance for loan losses less allowance for loan losses on acquired loans
Allowance for loan losses	$35,086	$38,233	$31,220	$33,480	$31,991
Less: Allowance for loan losses on acquired loans	934	1,698	1,242	1,326	1,462
Total allowance for loan losses less allowance for loan losses on acquired loans	$34,152	$36,535	$29,978	$32,154	$30,529

Total loans held for investment excluding acquired loans
Total loans held for investment	$3,222,108	$3,136,336	$3,190,485	$3,071,761	$3,123,355
Less: Carrying value of acquired loans accounted for under ASC Topics 310-20 and 310-30	343,144	451,609	513,994	586,522	646,601
Total loans held for investment excluding acquired loans	$2,878,964	$2,684,727	$2,676,491	$2,485,239	$2,476,754
Allowance for loan losses less allowance for loan losses on acquired loans to total loans held for investment excluding acquired loans	1.19%	1.36%	1.12%	1.29%	1.23%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Allowance for Loan Losses plus Acquired Loan Net Discount to Total Loans Held for Investment adjusted for Acquired Loan Net Discount.  Allowance for loan losses plus acquired loan net discount to total loans held of investment adjusted for acquired loan net discount is a non‑GAAP measure used by management to evaluate the Company’s financial condition. We calculate: (a) allowance for loan losses plus acquired loan net discount as allowance for loan losses plus acquired loan net discount, net of accumulated amortization; (b) total loans held for investment adjusted for acquired loan net discount as total loans held for investment plus acquired loan net discount, net of accumulated amortization; and (c) allowance for loan losses plus acquired loan net discount to total loans held for investment adjusted for acquired loan net discount as allowance for loan losses plus acquired loan net discount (as calculated in clause (a)) divided by total loans held for investment adjusted for acquired loan net discount (as calculated in clause (b)).  For allowance for loan losses to total loans excluding acquired loans, the most directly comparable financial measure calculated in accordance with GAAP is allowance for loan losses to total loans.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in the allowance for loan losses plus the acquired loan net discount to total loans held for investment adjusted for the acquired loan net discount.  This measure reports the combined allowance for loan loss and acquired loan net discount (or premium) as a percentage of loans held for investment inclusive of the acquired loan net discount (or premium) which may assist the investor in evaluating allowance coverage on loans inclusive of additional discount or premium resulting from purchase accounting adjustments.

The following table reconciles, as of the dates set forth below, allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount:

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017

	(Dollars in thousands)
Allowance for loan losses plus acquired loan net discount
Allowance for loan losses at end of period	$35,086	$38,233	$31,220	$33,480	$31,991
Plus: Net discount on acquired loans	1,627	3,495	4,371	5,112	6,240
Total allowance plus acquired loan net discount	$36,713	$41,728	$35,591	$38,592	$38,231

Total loans held for investment adjusted for acquired loan net discount
Total loans held for investment	$3,222,108	$3,136,336	$3,190,485	$3,071,761	$3,123,355
Plus: Net discount on acquired loans	1,627	3,495	4,371	5,112	6,240
Total loans held for investment adjusted for acquired loan net discount	$3,223,735	$3,139,831	$3,194,856	$3,076,873	$3,129,595
Allowance for loan losses plus acquired loan net discount loans to total loans held for investment adjusted for acquired loan net discount	1.14%	1.33%	1.11%	1.25%	1.22%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings and pre-tax, pre-provision operating earnings are non GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income (loss) plus loss (gain) on sale of securities available-for-sale, net, plus loss (gain) on held for sale loans, net, plus stock based compensation expense for performance option vesting, plus shelf and secondary offering expenses. We calculate (b) pre-tax, pre-provision operating earnings as (a) operating earnings plus provision (benefit) for income taxes, plus provision for loan losses.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating earnings and pre-tax, pre-provision operating earnings and related metrics:

	As of and for the Quarter Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

	(Dollars in thousands)
Operating Earnings
Net Income (loss)	$16,421	$9,362	$2,619	$11,407	$12,898	25,783	20,110
Plus: Loss (gain) on sale of securities available-for-sale, net	(66)	—	—	332	(294)	(66)	(294)
Plus: Loss (gain) on held for sale loans, net	—	—	1,098	1,294	(222)	—	(84)
Plus: Stock based compensation expense for performance option vesting	—	—	3,051	—	—	—	—
Plus: Shelf and secondary offering expenses	337	397	—	—	—	734	—
Less: Tax benefit at the statutory rate	57	83	$1,452	569	(181)	$140	$(132)
Net operating earnings	$16,635	$9,676	$5,316	$12,464	$12,563	$26,311	$19,864

Weighted average diluted shares outstanding	37,646	37,586	37,393	37,332	37,264	37,613	37,234
Diluted earnings per share	$0.44	$0.25	$0.07	$0.31	$0.35	0.69	0.54
Diluted operating earnings per share	0.44	0.26	0.14	0.33	0.34	0.70	0.53

Pre-Tax, Pre-Provision Operating Earnings
Net Income (loss)	$16,421	$9,362	$2,619	$11,407	$12,898	$25,783	$20,110
Plus: Provision (benefit) for income taxes	4,283	2,322	10,142	5,895	6,985	6,605	10,927
Plus: Provision for loan losses	1,897	9,663	4,405	2,300	1,510	11,560	7,655
Plus: Loss (gain) on sale of securities available-for-sale, net	(66)	—	—	332	(294)	(66)	(294)
Plus: Loss (gain) on held for sale loans, net	—	—	1,098	1,294	(222)	—	(84)
Plus: Stock based compensation expense for performance option vesting	—	—	3,051	—	—	—	—
Plus: Shelf and secondary offering expenses	337	397	—	—	—	734	—
Net pre-tax, pre-provision operating earnings	$22,872	$21,744	$21,315	$21,228	$20,877	$44,616	$38,314

Total average assets	$4,253,357	$4,204,200	$4,204,105	$4,131,706	$4,096,386	$4,228,912	$4,056,784
Pre-tax, pre-provision operating return on average assets (annualized)	2.15%	2.10%	2.01%	2.04%	2.04%	2.12%	1.90%

Green Bancorp, Inc.
Notes to Financial Highlights
(Unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

	(Dollars in thousands)
Average Total Assets	$4,253,357	$4,204,200	$4,204,105	$4,131,706	$4,096,386	4,228,912	4,056,784
Return on average assets	1.54%	0.90%	0.25%	1.10%	1.26%	1.23%	1.00%
Operating return on average assets (annualized)	1.56%	0.93%	0.50%	1.20%	1.23%	1.25%	0.99%

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$16,635	$9,676	$5,316	$12,464	$12,563	$26,311	$19,864
Adjustments:
Plus: Amortization of core deposit intangibles	306	316	330	380	380	622	760
Less: Tax benefit at the statutory rate	64	66	116	133	133	130	266
Operating earnings adjusted for amortization of core deposit intangibles	$16,877	$9,926	$5,530	$12,711	$12,810	$26,803	$20,358

Average Tangible Common Equity
Total average shareholders’ equity	$471,958	$466,015	$465,859	$457,303	$445,334	469,001	440,541
Adjustments:
Average goodwill	85,291	85,291	85,291	85,291	85,291	85,291	85,291
Average core deposit intangibles	8,029	8,343	8,661	9,065	9,461	8,185	9,652
Average tangible common equity	$378,638	$372,381	$371,907	$362,947	$350,582	$375,525	$345,598
Operating return on average tangible common equity (Annualized), operating earnings	17.88%	10.81%	5.90%	13.89%	14.66%	14.39%	11.88%

Efficiency ratio	50.05%	50.81%	57.87%	50.59%	47.83%	50.42%	51.11%
Operating efficiency ratio	49.45%	49.90%	47.69%	46.49%	49.09%	49.67%	51.59%